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                                                                 EXHIBIT 3.2.2


                      ACTION OF THE BOARD OF DIRECTORS OF
                               RSI HOLDINGS, INC.



     The undersigned being all the directors of RSI HOLDINGS, INC., hereby consent to the following corporate action taken at the regularly called board meeting on March 1, 1990. All directors were present except C. T. Wyche.

      RESOLVED THAT, Article V of the Bylaws of the Company is hereby amended as follows:

      1. The following sentence is added to Section 4 (Chairman of the Board) thereof:

           "The Board of Directors may select the Chairman of the Board to serve as the chief executive officer of the Corporation".

      2.   The following clause is added to the first sentence of
           Section 6, (President) thereof immediately after the phrase "The President shall":, "if so determined by the Board of Directors,".

      IN WITNESS WHEREOF, we have hereunto set our hands and seals as of March 1, 1990.



/s/ Buck Mickel                                /s/ C. C. Guy
---------------------------                    ---------------------------
Buck Mickel                                    C. C. Guy


/s/ C. T. Wyche                                /s/ Minor H. Mickel
---------------------------                    ---------------------------
C. T. Wyche                                    Minor H. Mickel


/s/ William R. Kimball                         /s/ Edgar M. Norris
---------------------------                    ---------------------------
William R. Kimball                             Edgar M. Norris, Sr.


/s/ Charles M. Bolt                            /s/ Buck A. Mickel
---------------------------                    ---------------------------
Charles M. Bolt                                Buck A. Mickel

                               RSI HOLDINGS, INC.
                           BOARD OF DIRECTORS ACTION
                RESPECTING AMENDMENT OF BYLAWS AND OTHER MATTERS

     The undersigned, being all the members of the Board of Directors (the "Board") of RSI Holdings, Inc., a North Carolina corporation (the "Company"), waiving any and all requirements of meeting and notice, do hereby adopt the following resolutions of the Board by unanimous written consent:

I.   Amendment of Bylaws.

     RESOLVED, that the bylaws of the Company, currently entitled By-Laws of Porter, Inc. (the "Bylaws"), shall be and hereby are amended as follows:

        (a) The title of the Bylaws is amended to read "By-Laws of RSI HOLDINGS, Inc."

        (b) Article II, Section 4 of the Bylaws is amended such that the first paragraph thereof reads in its entirety as follows:

   Notice of Meeting. Notice of any shareholder meeting shall be given, and such notice may be waived by any shareholder, in accordance with the provisions of the North Carolina Business Corporation Act, including without limitation Sections 55-7-05, 55-7-06 and 55-1-41 thereof, or any successor statute.

        (c) Article II, Section 9 of the Bylaws is amended to read in its entirety as follows:

   Record Date. The record date for any shareholder meeting shall be set by the Directors in accordance with the provisions of the North Carolina Business Corporation Act, including without limitation Section 55-7-07 thereof, or any successor statute.

   II.  Annual Meeting.

        RESOLVED, that the next annual meeting of the shareholders of the Company (the "Annual Meeting") shall be held on January 17, 1995, at such time and place in Greenville, South Carolina as may be selected by the President of the Company;

        RESOLVED, that the Board ratifies the selection of November 23, 1994, as the record date (the "Record Date") for the determination of the record holders of shares of common stock of the Company who shall be entitled to receive notice of and vote at the annual Meeting;

        RESOLVED, that at the Annual Meeting, or at any adjournment of adjournments thereof, the following matters shall be voted on:

        (a) The approval of a plan to cease the Company's business operations as conducted prior to August 1994, and to sell substantially all of the assets of the Company (the Sale of Assets Plan");

        (b) The election of the members of the Board of Directors of the Company;

        (c) Ratification of the appointment of the Company's independent auditors for the 1995 fiscal year; and

        (d)  Such other matters as may properly come before the Annual Meeting;

        RESOLVED, that the Board sets the number of Directors of the Company to be elected at the Annual Meeting at three;

        RESOLVED, that the Board nominates the following individuals to serve as Directors of the Company, with their service to commence at the Annual Meeting and to continue until the following annual meeting or until their successors have been duly elected and qualified, and recommends to the shareholders of the Company that at the Annual Meeting they elect such nominees as the Company's directors to serve as aforesaid: Buck Mickel, C.
   C. Guy and Charles M. Bolt;

        RESOLVED, that upon recommendation of the Audit Committee, whose members consist of the members of the Board, the Board recommends to the shareholders of the Company that, at the Annual Meeting, they ratify the selection by the Board of Ernst & Young LLP as the Company's independent auditors for the Company's 1995 fiscal year;

        RESOLVED, that in connection with the Annual Meeting, the Company shall prepare, file with the Securities and Exchange Commission and send to all shareholders of the Company as of the Record Date a notice of annual meeting of shareholders, a proxy statement, a notice of dissent, and a proxy, all in such form as shall be acceptable to the President, any Vice President or the Treasurer of the Company, the approval by any other officer of any such document to be deemed conclusive evidence of this Board's approval of such document.

   III  Sale of Assets Plan.

        RESOLVED, that subject to shareholder approval at the Annual Meeting, the Company shall execute, deliver and perform all such agreements, instruments and other documents, and perform all such agreements as may be necessary to complete the transactions contemplated by the Sale of Assets Plan.

   IV.  New Business Enterprise.

        RESOLVED, that following the Annual Meeting and prior to and after the consummation of the Sale of Assets Plan, the officers of the Company shall use reasonable diligence to identify an alternative business in which to engage, other than the business of investing in or holding securities within the meaning of the "investment company" definition under the Investment Act of 1940, as amended (the "Act");

        RESOLVED, that the Company shall engage in such alternative business as soon as reasonably practicable, but in any event prior to the end of the end of the one year period beginning on the date the aggregate value of cash and securities held by the Company exceeds fifty percent (50%) of its total assets;

        RESOLVED, at no time shall the Company acquire or hold "investment securities" as defined in the Act (which term includes all securities other than "government securities" and certain other securities described in the
   Act) with an aggregate value exceeding forty percent (40%) of the Company's total assets.

        RESOLVED, that any officer of the Company is authorized on behalf of the Company to execute, deliver and/or file any such document and to perform any such act as may be necessary or appropriate in order to effectuate the purposes of these resolutions.

        Adopted as of the 15th day of December, 1994.


   BOARD OF DIRECTORS




/s/ Buck Mickel                                /s/ C. C. Guy
---------------------------                    ---------------------------
Buck Mickel                                    C. C. Guy


/s/ Charles M. Bolt
---------------------------
Charles M. Bolt